UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2010

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2010, the board of directors of QCR Holdings, Inc. (the “Company”) appointed Mr. Patrick S. Baird to serve as a director of the Company to fill a vacancy created by an amendment of the Company’s Certificate of Incorporation effected on May 7, 2010.  The amendment to the Company’s Certificate of Incorporation increased the maximum number of directors on the board from twelve to fifteen and set the number of directors at thirteen.  The board appointed Mr. Baird as a Class II director, to serve in such capacity until the next annual meeting of the stockholders at which Class II directors of the Company are elected or until their successors have been elected and qualified.  The board of the Company also expects to appoint Mr. Baird to the following board committees:  Strategic Direction Committee and Executive Committee.

Patrick S. Baird was first elected a board member of the Company in September 2002 and resigned in 2008 due to travel requirements of his position as President and Chief Executive Officer of AEGON USA, LLC, the U.S. subsidiary of the AEGON Insurance Group, a leading multinational insurance organization. Mr. Baird retired from that position on January 1, 2010.  Mr. Baird joined the AEGON USA companies in 1976 and was appointed to the position of President and Chief Executive Officer in March 2002, having previously served as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Director of Tax. Mr. Baird is a member of the Financial Services Roundtable and currently serves on the boards of the American Council of Life Insurance, Kirkwood Community College Foundation, Priority One, an economic development division of the Cedar Rapids Area Chamber of Commerce and Waypoint (formerly YWCA). Mr. Baird has been a director of Cedar Rapids Bank & Trust since its formation in 2001.

There is no arrangement or understanding between Mr. Baird and any other person pursuant to which Mr. Baird was elected as a director of the Company.  There are no transactions in which Mr. Baird has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 12, 2010, the board of directors of the Company adopted resolutions approving an amendment to Section 3.2(a) of the Company’s Bylaws to increase the maximum number of directors on the board of directors from twelve to fifteen.  The board of directors of the Company adopted the amendment to conform the Bylaws to the Company’s Certificate of Incorporation, which was amended on May 7, 2010.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the Bylaws, as amended, a copy of which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

3.1           Bylaws of QCR Holdings, Inc. (as amended May 12, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 17, 2010	By: Douglas M. Hultquist
Douglas M. Hultquist
President and Chief Executive Officer